UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant

To Section 18 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 7, 2004

URBANALIEN CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada

000-49816

88-0503197

(State or other jurisdiction

(Commission

(I.R.S. employer

of incorporation)

File Number)

identification number)

5180 Orbitor Dr., Mississauga, Ontario, Canada L4W 5L9

(Address of principal executive offices) (Zip code)

(905) 629-6677

Registrant’s telephone number, including area code

None

(Former Address If Changed since Last Report)

Item 1

Changes in Control of Registrant

Effective June 7, 2004, pursuant to resolutions of the Board of Directors, Registrant issued 39,440,000 shares of the Registrant’s common stock to Synchroncity Financial Limited (SFL), thus giving SFL a controlling stock interest in Registrant.  In consideration for such controlling stock position, Anila Ladha and Shamira Jaffer, the sole directors of the Registrant received, in exchange, all of the physical assets (four kiosk terminals) of the Registrant and each agreed to return to the Registrant 1,000,000 shares of their common stock and agreed to release the Registrant from all claims which against the Registrant they may have.

The transfer of assets is not considered siginificant as the net book value of the assets is far less than 10% of the total assets of the Registrant. In addition as the physical assets were not operational, and so were not being used.  They are not carried on as an asset of the Registrant in its financial statement.  Further, by resolution effective June 7, 2004, Anila Ladha and Shamira Jaffer elected Peter Verbeek as the Director and Chairman of the Board. Each as their last official act after executing these resolutions resigned their respective positions as officers and directors of the Registrant.

Thus, effective June 7, 2004, the sole Officer and Director of the Registrant is Peter Verbeek.

Item 2

Financial Statements and Exhibits

Exhibits

(10.1)    Resolution of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

 Urbanalien Corporation

 (Registrant)

Dated: June 18, 2004                                        By: /s/ Peter Verbeek

 Peter Verbeek, Chairman of the Board of Directors